EXHIBIT 99.1

UBL and Advice Interactive Group to Align Presence Management Product Suites Under LocalHub Brand

The LocalHub Brand Will Combine Global Business Listing API Syndication Networks and Local Search Technology Tools From Both Companies That Recently Announced Their Plans to Merge

CHARLOTTE, N.C., April 21, 2015 (GLOBE NEWSWIRE) -- UBL Interactive, Inc. (UBLI) ("UBL"), a leader in online business listing presence management, and Advice Interactive Group, LLC ("Advice"), a digital agency with proprietary local search technologies currently marketed under the Local Site Submit brand, announced that the two companies will combine their digital presence management services under a new branded product suite to be called LocalHub.

LocalHub will become the customer-facing dashboard for services that allow businesses to take control of their location data in business listings appearing on Google, Bing, Yahoo and Apple Maps, along with hundreds of local search directories, social networks, and mapping services across the Internet.

The comprehensive reporting and presence monitoring tools now seen at LocalSiteSubmit.com and at UBL.org will quickly migrate to LocalHub.com. New business listing distribution services and management tools will become available in the new product dashboard there.

UBL and Advice recently announced their intent to merge in order to accelerate their growth globally in the rapidly developing local search services sector.

This new combined entity will be a global leader in SaaS based API syndication and presence management, distribution, and analytics, as well as the process by which businesses claim ownership and optimize listings on local search sites. Sign up at the company's temporary site "I'm All About That Data" (http://www.ImAllAboutThatData.com) to be one of the first to have access to the UBL/Advice combined tools including profile syndication, local content optimization, visibility reports, citation reports, sales tools, lead generation widgets and social and review management modules, as well as other powerful features and tools set to launch in the next few months.

"The merger with UBL Interactive represents a powerful opportunity for us to significantly expand our presence in a vibrant and very important market, not just here in the US but globally," said Bernadette Coleman, chief executive officer of Dallas-based Advice Interactive Group. "The new LocalHub brand will clearly reveal its ability to be a global leader in the digital presence management space. Its considerable proprietary local search technologies, services, resources and expertise will allow us to lead this major market segment. We're excited to reveal our new brand as we focus our combined energies on serving a broader range of customers with industry-leading solutions."

Advice also operates an award winning, full service digital agency that will continue to operate under the Advice Interactive brand.

The announcement coincides with the Local Search Association's annual conference in Los Angeles (http://www.localsearchassociation.org/main/conference2015.aspx) where executives from the companies are on hand to introduce partners to LocalHub.

About UBL Interactive and Advice Interactive Group

Headquartered in Charlotte, North Carolina and having served over 300,000 businesses globally, UBL Interactive is the owner and operator of the Universal Business Listing (UBL) digital presence management service. For more information about UBLI and its Universal Business Listing solutions, please visit our web sites at www.ublinteractive.com or www.ubl.org.

Forward-Looking Statements

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes," "forecasts," "plans" and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risks and uncertainties, include, without limitation, our ability to successfully centralize and consolidate various support functions and merge our operations with Advice, operating results, market acceptance of our solutions, strong brand recognition and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

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